UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	March 17, 2008
(Date of earliest event reported)	March 14, 2008

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)
Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 3.02	Unregistered Sales of Equity Securities

On March 14, 2008, ONEOK Partners, L.P. ("the Partnership") issued and sold to ONEOK, Inc. 5,400,000 common units, representing limited partner interests in a private placement transaction (previously announced by the Partnership on March 10, 2008), in consideration of aggregate cash proceeds to the Partnership of approximately $303.2 million. ONEOK, Inc. is the parent company of the Partnership's sole general partner. The common units were issued pursuant to a Common Unit Purchase Agreement entered into between the Partnership and ONEOK, Inc. on March 11, 2008.

The foregoing description of the Common Unit Purchase Agreement is qualified in its entirety by reference to such Common Unit Purchase Agreement, a copy of which was filed with the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on March 12, 2008, as Exhibit 1.2 and is incorporated herein by reference.

The common units issued by the Partnership to ONEOK, Inc. were exempt from registration pursuant to Section 4 of The Securities Act of 1933, as amended, and Regulation 506 adopted thereunder, since the common units were issued in a transaction not involving any public offering.

Item 9.01	Financial Statements and Exhibits
Exhibits

1.1 Common Unit Purchase Agreement dated March 11, 2008, between ONEOK Partners, L.P. and ONEOK, Inc. (incorporated by reference from Exhibit 1.2 to the Partnership's current report on Form 8-K filed on March 12, 2008 (File No. 1-12202)).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	March 17, 2008	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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